ASSISTANCE AGREEMENT (this "Agreement"), dated as of January
29, 1998, by and between Partners First Holdings, LLC, a Delaware limited liability company ("Holdings"), and BankBoston (NH), National
Association, a national banking association (the "Bank").

             WHEREAS, simultaneously with the execution and delivery of this Agreement, the Bank and Holdings have entered into the Contribution Agreement (as hereinafter defined) pursuant to which the Bank has contributed to Holdings certain assets relating to the Initial Accounts, including without limitation, the right to direct the Bank to transfer to any other party at any time and without further consideration the Initial Cardholder Agreements and other Initial Designated Agreements;

             WHEREAS, pursuant to the Contribution Agreement, the Bank shall continue to hold, be a party to and be entitled to extend credit under the Initial Cardholder Agreements, subject to the terms and conditions set forth therein;

             WHEREAS, Holdings and the Bank mutually desire to assist each other in the marketing, solicitation and origination of Accounts (as hereinafter defined), subject to the terms and conditions set forth herein;

             WHEREAS, upon the origination or acquisition of Additional Accounts (as hereinafter defined) utilizing the expertise and services of Holdings on behalf of the Bank, the Bank desires to sell, transfer and assign the Transferred Assets relating to such Additional Accounts to Holdings and Holdings is willing to accept such Transferred Assets; and

             WHEREAS, the Bank desires to engage the services of Holdings and such sub-servicer as Holdings may designate to service the Accounts, subject to the terms and conditions set forth herein.

             NOW THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound, the parties hereto hereby agree as follows:

                                Article I

                               Definitions

        1.1. Definitions. As used in this Agreement, capitalized terms used herein without definition shall have the meaning specified in the Contribution Agreement and the following terms shall have the meaning specified:

             "Accounts" means the Initial Accounts and the Additional
Accounts.

             "Account Information" means any and all books and records of Holdings or the Bank relating solely to the Solicited Applicants, Applicants, Eligible Applicants, Initial Cardholders, Additional Cardholders and the Accounts, including, without limitation, all Account applications, statements, records and correspondence and all customer lists and other information under Holdings' or the Bank's control relating solely to each of the foregoing and such Accounts, whether in paper, microfilm, microfiche or magnetic tape form.

             "Accounts Receivable" means any and all amounts payable by the Cardholders (whether billed or unbilled, posted or not) in connection with the Accounts, including, without limitation, all principal, outstanding purchases, cash advances, interest (including accrued but unbilled interest), annual fees, finance and service charges and other charges and fees.

             "Acquisition" has the meaning set forth in Section 3.3.

             "Additional Account" means a Credit Card account originated after the date hereof pursuant to Article III hereof.

             "Additional Cardholder Agreement" has the meaning set forth in Section 3.2.

             "Additional Designated Agreements" means the Additional Cardholder Agreements and all rights and privileges under the Additional Cardholder Agreements, including, without limitation, all rights to create, enforce and collect Accounts Receivable under the Additional Cardholder Agreements, all rights to enforce and collect amounts owing under the Additional Cardholder Agreements and all rights to amend and modify the Additional Cardholder Agreements and all records and information necessary for Bank to exercise its rights and privileges under the Additional Cardholder Agreements.

             "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, rulings, decrees, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses, and all lost profits and exemplary, punitive, consequential or other similar damages awarded to any third party.

             "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with, such Person. As used in this definition, (a) "control" (including, with its correlative meanings, "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise, and (b) with respect to any Person other than a Subsidiary of Holdings, the term "Affiliate" shall not include Holdings or any Subsidiary of Holdings.

             "Agreement" has the meaning in the preamble hereto.

             "Applicant" means a Person who applies for a Credit Card.

             "Applicant Information" has the meaning set forth in Section
3.2.

             "Assigned Agreements" means the Additional Agreements as defined in the Contribution Agreement.

             "Bank" has the meaning in the preamble hereto.

             "Bank International Credit Card Business" means the provision of unsecured lines of credit accessible by VISA(R) or MasterCard(R) to consumers located outside of the United States of America, the servicing of such credit card relationships, and the provision of services incidental thereto by the Bank and its Affiliates.

             "Bank Relationship Credit Card Business" means the Credit Card Business engaged in by the Bank and its Affiliates with consumers who are employees, officers or directors of the Bank or the Bank Affiliates or a family member of any such employees, officers or directors or with any other Person who maintains at least one other ongoing customer relationship with the Bank or any of its Affiliates at the time of reference.

             "Bank Required Information" has the meaning set forth in
Section 5.1(e).

             "Bank Value-Limited Credit Card Business" means the Credit Card Business (other than the Bank Relationship Credit Card Business) engaged in by Bank and its Affiliates (other than pursuant to this Agreement), to the extent that the aggregate outstanding balance of credit card accounts comprising such Credit Card Business does not exceed $250 million.

             "Bankmont" means Bankmont Financial Corp., a Delaware corporation.

             "BIN" means the Visa(R) Bank Information Number.

             "BKB" means BankBoston (NH), National Association, a national banking association.

             "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the Commonwealth of Massachusetts or the State of Maryland are authorized or obligated to close.

             "Cardholder" means a holder of a Credit Card which is a party to either an Initial Cardholder Agreement or an Additional
Cardholder Agreement.

             "Cardholder Agreement" means the agreement between the Cardholder or other obligors and the Bank with respect to a Credit Card including, without limitation, any agreement relating to credit enhancements provided in connection with such Credit Card, as the same has been amended or otherwise modified and in effect from time to time.

             "Claim Notice" means written notification pursuant to
Section 7.2(a) of a Third Party Claim as to which indemnity under Section
7.1 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, on the Indemnified Party.

             "Clearing Bank Supplement" means the Client Supplement, substantially in the form of Exhibit C to the Master Services Agreement, dated as of January 29, 1998, by and among the Bank, Holdings and FDR relating to the Holdings Credit Card Business, as amended from time to time in accordance with the terms thereof.

             "Closing Date Receivables Purchase and Sale Agreements" means the Receivables Purchase and Sale Agreement, dated as of January 29, 1998, by and between the Bank and Receivables and the Overdue
Receivables Purchase and Sale Agreement, dated as of January 29, 1998, by and between the Bank and Receivables, collectively.

             "Common Units" means the units designated as "Common Units" pursuant to the terms of the Operating Agreement.

             "Contribution Agreement" means the Contribution Agreement dated as of January 29, 1998 by and between the Bank and Holdings.

             "Credit Card" means a MasterCard(R) or VISA(R) card issued by the Bank and associated solely with the Holdings Credit Card Business.

             "Credit Card Business" means the provision of unsecured lines of credit accessible by VISA(R) or MasterCard(R) credit cards to consumers within the United States of America, the servicing of such credit card relationships, and the provision of services incidental thereto.

             "Credit Date" has the meaning set forth in Section 4.1.

             "Credit Event" has the meaning set forth in Section 4.1.

             "Credit Policy" means the credit policy, as adopted by the Bank and acceptable to Holdings used as the basis for determining whether, when and to what extent to establish an Additional Account or to extend credit under a Cardholder Agreement or Account, as amended from time to time in accordance with the terms hereof (a copy of which has been provided to Holdings on the date hereof).

             "Designated Agreements" means the Initial Designated
Agreements and the Additional Designated Agreements.

             "Disclosing Party" has the meaning set forth in Article VI.

             "Dispute Notice" has the meaning set forth in Section
7.2(c).

             "Dispute Period" means the period ending 30 calendar days following receipt by the Indemnifying Party of an Indemnity Notice.

             "Eligible Applicant" has the meaning set forth in Section
3.1(b).

             "FA" means First Annapolis Marketing Information Services, Inc., a Maryland corporation.

             "FDR" means First Data Resources Inc.

             "Governmental Authority" means may federal, national, state, municipal, local, territorial or other governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body, domestic or foreign.

             "Holdings" has the meaning in the preamble hereto.

             "Holdings Credit Card Business" means the Credit Card Business of the Bank other than the Bank Relationship Credit Card
Business, the Bank International Credit Card Business and the Bank Value-Limited Credit Card Business.

             "Holdings Required Information" has the meaning set forth in
Section 5.2(d).

             "ICA" means the MasterCard(R) Interbank Card Number.

             "Indemnified Bank Parties" has the meaning set forth in
Section 7.1(a).

             "Indemnified Holdings Parties" has the meaning set forth in
Section 7.1(b).

             "Indemnified Parties" has the meaning set forth in Section
7.1(b).

             "Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of Article VII.

             "Indemnity Notice" means written notification pursuant to
Section 7.2(c) of a claim for indemnity under Article VII by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

             "Information" has the meaning set forth in Article VI.

             "Initial Account" means a Credit Card account transferred to Holdings by the Bank under the Contribution Agreement.

             "Initial Cardholder Agreements" means the Cardholder
Agreements as defined in the Contribution Agreement.

             "Initial Designated Agreements" means the Designated
Agreements as defined in the Contribution Agreement.

             "Interchange" means the contractual agreements, rules, regulations and procedures governing the relationships between, or the actions in accordance with the contracts, agreements, rules, regulations and procedures by, any two or more Persons in connection with Interchange Settlement.

             "Interchange Settlement" means the process by which FDR, on behalf of the Bank (a) initiates payment for MasterCard(R) and VISA(R) Transaction Card Tickets presented by "acquirers" (as such term is defined in MasterCard(R) and VISA(R) regulations) to the Bank, (b) receives payment for MasterCard(R) and VISA(R) Transaction Card Tickets presented by the Bank, and (c) remits and receives payments for chargebacks and other Interchange fees and expenses of or payable by the Bank.

             "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision of any Governmental Authority.

             "Marketing Documents" has the meaning set forth in Section
3.1(a).

             "Marketing Plan" has the meaning set forth in Section
3.1(a).

             "MasterCard(R)" means MasterCard International Incorporated.

             "Master Services Agreement" means the Master Services Agreement, dated as of January 29, 1998, by and between Holdings and FDR, as amended from time to time in accordance with the terms thereof.

             "Operating Agreement" means the Limited Liability Company Agreement, dated as of January 29, 1998, by and among BKB, Bankmont, Harris Trust and Savings Bank, an Illinois banking corporation, FA, the Company, and any of their respective permitted successors and assigns, and Holdings.

             "Origination" has the meaning set forth in Section 3.2.

             "Person" means any individual, partnership, corporation, association, trust, limited liability company, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

             "Qualified Transferee" has the meaning set forth in Section
3.4.

             "Receivables" means Partners First Receivables, LLC, a Delaware limited liability company.

             "Receivables Purchase Agreement" means the Receivables Purchase Agreement, dated as of January 29, 1998, by and between the Bank and Receivables to effect the daily sale of Accounts Receivable under the Accounts after the date hereof, as amended from time to time in accordance with the terms thereof.

             "Required Information" means the Bank Required Information and Holdings Required Information, collectively.

             "Resolution Period" means the period ending 30 calendar days following receipt by an Indemnified Party of a Dispute Notice.

             "Series A Units" means the units designated as "Series A Units" pursuant to the terms of the Operating Agreement.

             "Service Mark" has the meaning set forth in Section 2.3.

             "Settlement Account" has the meaning set forth in Section
5.2(i).

             "Solicited Applicants" means Persons who are solicited to open an Account pursuant to Section 3.1(b).

             "Subsidiary" means any corporation, association, trust, or other business entity, of which the designated parent shall at any time own or control directly or indirectly through a Subsidiary of Subsidiaries at least a majority (by number of votes) of the outstanding shares of capital stock (or other shares of beneficial interest) entitled ordinarily to vote for the election of such business entity's directors (or in the case of a business entity that is not a corporation, for those Persons exercising functions similar to directors of a corporation).

             "Third Party Claim" has the meaning set forth in Section
7.2(a).

             "Transferred Assets" means, with respect to the Additional Accounts, (i) all rights in and to the business relationship between the Bank and the Cardholder in their capacities as such, including the right to offer ongoing Credit Card services to Cardholders party to the Additional Cardholder Agreements and the right to offer and provide other products and services on a non-exclusive basis to Cardholders, (ii) the right to designate any other party at any time and from time to time, without further consideration, a successor to the Bank (without any further consideration being payable by the Company and the Bank agrees to take all such actions as are necessary or required to effect such designation) under the Additional Designated Agreements provided that (a) the designee is legally capable of performing the obligations of the Bank thereunder, (b) such designee expressly assumes the obligations of the Bank under the Additional Designated Agreements and (c) such designee expressly acknowledges that its rights thereunder are subject to, and that it is bound by, the Receivables Purchase Agreement, (iii) any and all books and records under the Bank's control relating solely to the Cardholders and the Additional Accounts, including, without limitation, all Additional Account applications, statements, records and correspondence and all customer lists and other information under the Bank's control relating solely to such Cardholders and such Additional Accounts, whether in paper, microfilm, microfiche or magnetic tape form; and (iv) the right to assign, license or designate to others any or all of the foregoing, but excluding any rights or assets transferred or assigned by the Bank pursuant to the Receivables Purchase Agreement; provided, however, that Transferred Assets shall not include the Additional Designated Agreements.

             "VISA(R)" means VISA U.S.A., Inc.

        1.2. Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

        1.3. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person may require.


                                Article II

                    Authorization/Appointment of Agent

        2.1. Use of Assets. Holdings hereby authorizes the Bank to use, on a non-exclusive basis, subject to the terms and conditions of this Agreement, Holdings' rights and interest in, to and under the Contributed Assets and the Transferred Assets to the extent necessary to enable the Bank to perform its obligations hereunder.

        2.2. Appointment of Holdings as Agent.

             (a) The Bank shall (i) make the determination whether, when and upon what terms to originate an Additional Account or to extend credit under the Accounts, (ii) extend credit under the Accounts, (iii) effect Interchange Settlement with respect to the Accounts pursuant to and in accordance with this Agreement and the Clearing Bank Supplement,
(iv) comply with its covenants set forth in Section 5.1 hereof and (v) maintain all such other licenses, permits or authorizations from Governmental Authorities as are necessary to perform its obligations under this Agreement. Except as set forth in the preceding sentence,
Section 3.4 of this Agreement, the Contribution Agreement and the Receivables Purchase Agreement, the Bank shall have no other obligations to Holdings with respect to the Accounts or Designated Agreements; provided, however, that nothing herein shall relieve the Bank of its obligations to Cardholders under the Cardholder Agreements.

             (b) The Bank hereby appoints Holdings to act as its sole and exclusive agent, with the power to appoint and retain sub-agents, and Holdings accepts such appointment, to exercise, at Holdings' sole cost and expense, all of the Bank's rights and perform all of its obligations (other than as specified in Section 2.2(a) and subject to this Section 2.2(b)) with respect to the Accounts and under the Initial Designated Agreements and the Additional Designated Agreements, including, without limitation, the following:

                 (i) to make recommendations with respect to the Credit
        Policy;

                 (ii) to administer the Credit Policy and to administer and manage the Accounts and the Initial Cardholder Agreements and the Additional Cardholder Agreements, in a manner consistent with the Credit Policy, applied consistently and in a manner consistent with past practice;

                 (iii) to arrange for the billing and collection of any and all Accounts Receivable with respect to the Accounts;

                 (iv) to administer and manage all Accounts Receivable arising under the Accounts, subject to the oversight of the Bank and consistent with the Credit Policy, applied consistently and in a manner consistent with past practice;

                 (v) to undertake and perform such collection, enforcement, compromise and other activities with respect to the Accounts as Holdings may deem appropriate;

                 (vi) to initiate and pursue or defend any suit or other legal action or proceeding involving the Accounts, provided, however, that no legal proceeding may be initiated or pursued (A) in the name of the Bank without its prior written approval, not to be withheld unreasonably, or (B) which seeks any remedy other than solely monetary damages;

                 (vii) to settle, release, compromise or otherwise dispose of any suit, cause of action, complaint or claim (whether actual, pending or threatened) involving the Accounts; provided, however, that such settlement, release, compromise or other disposition involves solely the payment of monetary damages by Holdings and no other form of relief;

                 (viii) to hire and retain such attorneys, consultants and other service providers as Holdings may deem appropriate in its sole discretion in furtherance of any activities involving the Accounts; and

                 (ix) to perform such other acts as Holdings may deem necessary, prudent or desirable in its sole discretion to exercise the rights and perform the obligations of the Bank with respect to the Accounts and under the Designated Agreements.

        2.3. Service Mark License. Holdings hereby grants to the Bank the right and license to use the service mark "Partners First," including all registrations therefor and designs and logos (collectively, the "Service Mark") in connection with the Bank's obligations under this Agreement, subject to the following conditions and limitations. Such license is non-exclusive as a general matter. The term of this license shall be coextensive with the term of this Agreement. Holdings agrees that nothing herein shall give to the Bank any right, title or interest in and to the Service Mark (except with respect to use in accordance with the terms of this Agreement), that the Service Mark is the sole property of Holdings and that any and all uses of the Service Mark by the Bank shall enure to the sole benefit of Holdings. It is expressly agreed and understood that the Bank is not purchasing or acquiring any right, title or interest in the Service Mark. The Bank agrees that if any rights in the Service Mark accrues to the Bank by operation of law, such rights will revert to Holdings. The Bank agrees to cooperate with Holdings in perfecting its right, title and interest in the Service Mark by providing written assignment of any rights therein which may have accrued to the Bank. Except as expressly provided in this Agreement, and except as otherwise agreed to in writing by Holdings, the Bank will not use the Service Mark for any purposes not related to this Agreement. Any use of the Service Mark by the Bank shall be conducted in accordance with any applicable policies and procedures of Holdings which have been disclosed in writing to the Bank, and shall be presented in a professional manner, consistent with the image and use of the Service Mark by Holdings. In all events, the Bank may rely on use of Service Mark which has been expressly approved in writing by the Bank.


                               Article III

                                 Accounts

        3.1. Solicitation.

             (a) The Bank hereby appoints Holdings as its sole and exclusive agent to acquire, solicit and market Accounts with respect to the Holdings Credit Card Business. Subject to the applicable requirements of Law and the Credit Policy, Holdings, at its sole cost and expense, shall develop and evaluate all data, documents and analysis it may determine to be necessary, in its sole discretion (including without limitation, developing the matrices for determining the profile type(s) to be solicited), to formulate and implement a marketing strategy and plan to solicit Accounts with respect to the Holdings Credit Card Business (the "Marketing Plan"). Holdings shall also prepare, at its sole cost and expense, all marketing documentation (including, without limitation, brochures, advertisements, mailings and announcements) to be used in the implementation of the Marketing Plan or the generation of Additional Accounts (collectively, the "Marketing Documents"). The Bank shall assist Holdings, as is necessary and appropriate, in the development and preparation of the Marketing Plan and Marketing Documents; and such Marketing Plan and Marketing Documents shall be subject to the prior review and approval of the Bank.

             (b) Holdings shall, at its sole cost and expense, implement and administer the Marketing Plan which shall include overseeing and administering the preparation and mailing of all Marketing Documents, screening all responses to Marketing Documents and applications received and providing the Bank with the initial recommendation with respect to the Persons who qualify, in accordance with the Credit Policy, for the origination of an Account and issuance of a Credit Card by the Bank (the "Eligible Applicants"), and notifying Persons of their failure to so qualify.

        3.2. Origination. Holdings shall provide the Bank from time to time with the names, addresses and all other relevant information (including credit histories) with respect to each Solicited Applicant, Applicant and Eligible Applicant (collectively, "Applicant Information"). Unless the Bank shall notify Holdings in writing not to originate an Account no later than five (5) Business Days after receipt of the Applicant Information with respect to each Eligible Applicant, Holdings is hereby authorized to and shall, in the name of and on behalf of the Bank, solely as agent for the Bank, establish an Additional Account for such Eligible Applicant, cause the Bank to enter into a Cardholder Agreement with such Eligible Applicant (an "Additional Cardholder Agreement") and provide the Cardholder with a Credit Card (collectively, an "Origination") to each Eligible Applicant. Holdings shall bear all costs and expenses of an Origination, including, without limitation, the cost of issuing and mailing the Credit Card to each Cardholder, and any VISA(R) or MasterCard(R) costs, as the case may be. Simultaneously with an Origination, in consideration of the services performed by Holdings as specified in Section 3.1 above, the Bank hereby assigns, transfers and delivers to Holdings and Holdings hereby accepts, assumes, acquires and takes delivery of all of the Bank's interest in the Transferred Assets relating to the Additional Accounts.

        3.3. Acquisition of Accounts. If Holdings acquires (i) Credit Card accounts and related Cardholder Agreements from the Bank or any of the Bank's Affiliates pursuant to Section 8.1(a)(ii) or Section 8.1(b) of the Operating Agreement, or (ii) other consumer line of credit accounts accessible by VISA(R) and MasterCard(R) and related agreements from any other Person, on terms mutually agreed to by Holdings and the Bank (each being an "Acquisition"), then each such account shall constitute an Additional Account, and each such Cardholder Agreement and related agreement shall constitute an Additional Cardholder Agreement, for all purposes hereof (other than Sections 3.1 and 3.2 hereof).

        3.4. Additional Designated Agreements. The Bank and the Company acknowledge that all Receivables and net Interchange fees related thereto generated by the Bank under the Additional Designated Agreements are to be sold by the Bank to a wholly owned subsidiary of the Company pursuant to the Receivables Purchase Agreement. The Bank further acknowledges that its retention of the Additional Designated Agreements is subject to the right of the Company to direct the Bank and each and every subsequent transferee thereof to transfer the Additional Designated Agreements to whomsoever the Company may elect provided that such transferee is legally capable of performing the obligations of the Bank and each and every subsequent transferee thereof under the Additional Designated Agreements, expressly assumes the obligations of the Bank and each and every subsequent transferee thereof under the Additional Designated Agreements and expressly acknowledges that it is taking its rights subject to and will be bound by the terms of the Receivables Purchase Agreement (to the extent such agreement is then in effect) (each being a "Qualified Transferee"). Upon the election of the Company to terminate the Bank's obligations under this Agreement, the Company shall direct the Bank to, and upon such direction the Bank shall, transfer (without payment of any further consideration) the Additional Designated Agreements to such Qualified Transferee. The Bank agrees to execute such instruments of assignment and transfer as may be reasonably required by the Company in order to effectuate the transfer of the Additional Designated Agreements to a Qualified Transferee. It is expressly acknowledged and agreed that the right of the Company to direct the Additional Designated Agreements to be transferred is subject only to the conditions explicitly herein stated, and is otherwise absolute and unconditional and that the grant of such right to the Company is a material inducement to the Company in entering this Agreement.

        3.5. Ownership of Accounts Receivable. Subject to the Receivables Purchase Agreement, all Accounts Receivable arising under any of the Accounts shall be the sole and exclusive property of the Bank and its successors and assigns and Holdings shall not have, and hereby irrevocably waives and disclaims, any ownership or other property interest therein whatsoever.


                                Article IV

                      Representations and Warranties

        4.1. Representations and Warranties of the Bank. The Bank hereby represents and warrants to Holdings as of the date hereof, and, except for representations and warranties which by their terms are made solely as of the date hereof, as of the date of each Origination or Acquisition and as of the date (a "Credit Date") of each extension of credit (a "Credit Event") under either an Initial Cardholder Agreement or Additional Cardholder Agreement that:

             (a) Organization; Good Standing; Due Qualification. The Bank is a national banking association duly organized and validly existing in good standing and duly qualified to do business as a national banking association under the laws of the United States and has, in all material respects, full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement.

             (b) Due Authorization. The execution, delivery and performance of this Agreement and the consummation of the transactions provided for in this Agreement have been duly authorized by all necessary action on the part of the Bank. This Agreement constitutes the legal, valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms, except as enforcement thereof may be limited by receivership, conservatorship and supervisory powers of bank regulatory agencies generally, as well as bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors' rights or general equity principles (regardless of whether such matters are considered in a proceeding in equity or at law) and the availability of equitable remedies.

             (c) No Conflict. The execution and delivery of this Agreement by the Bank, the performance by the Bank of the transactions contemplated by this Agreement, and the fulfillment by the Bank of the terms of this Agreement will not conflict with, violate or result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Bank is a party or by which it or any of its properties are bound which would have a material adverse effect on the Bank's ability to exercise its rights or perform its obligations hereunder.

             (d) No Proceedings. As of the date hereof, there are no proceedings or investigations pending or, to the best knowledge of the Bank, threatened against the Bank before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement,
(iii) seeking any determination or ruling that, in the reasonable judgment of the Bank, would materially and adversely affect the exercise by the Bank of its rights or performance by the Bank of its obligations under this Agreement or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

             (e) VISA(R) and MasterCard(R) Membership. As of the date hereof, the Bank is a member in good standing of VISA(R) and MasterCard(R).

        4.2. Representations and Warranties of Holdings. Holdings hereby represents and warrants to the Bank as of the date hereof and, except for representations and warranties which by their terms are made solely as of the date hereof, as of the date of each Origination or Acquisition and as of each Credit Date:

             (a) Organization and Good Standing. Holdings is a limited liability company duly organized and validly existing in good standing under the laws of the State of Delaware and has, in all material respects, full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement.

             (b) Due Qualification. Holdings is duly qualified to do business and is in good standing (or is exempt from any requirements to so qualify) and has obtained all necessary licenses and approvals from Governmental Authorities, in each jurisdiction which requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations under this Agreement.

             (c) Due Authorization. The execution, delivery and performance of this Agreement, and the consummation of the transactions provided for in this Agreement have been duly authorized by all necessary action on the part of Holdings. This Agreement constitutes the legal, valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors's rights or general equity principles (regardless of whether such matters are considered in a proceeding in equity or at law) and the availability of equitable remedies.

             (d) No Conflict. The execution and delivery of this Agreement by Holdings, the performance by Holdings of the transactions contemplated by this Agreement, and the fulfillment by Holdings of the terms of this Agreement will not conflict with, violate or result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which Holdings is a party or by which it or any of its properties are bound which would have a material adverse effect on Holdings' ability to perform its obligations hereunder or thereunder.

             (e) No Proceedings. As of the date hereof, there are no proceedings or investigations pending or, to the best knowledge of Holdings, threatened against Holdings before any Governmental Authority
(i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of Holdings, would materially and adversely affect the performance by Holdings of its obligations under this Agreement, or
(iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.


                                Article V

                           Additional Covenants

        5.1. The Bank. The Bank covenants and agrees with Holdings that it shall:

             (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence as a national banking association organized under the laws of the United States or such other organization with all power and authority necessary to perform the Bank's obligations hereunder;

             (b) use its reasonable best efforts to preserve, renew, extend and keep in full force and effect and in good standing its membership in each of VISA(R) and MasterCard(R);

             (c) comply with all applicable Laws, rules, regulations, decrees and orders of Governmental Authorities as is necessary to perform its obligations under this Agreement;

             (d) not take any action in violation of the terms and conditions of the Credit Policy and the Initial Cardholder Agreements and the Additional Cardholder Agreements with respect to each Origination or Acquisition and Credit Event;

             (e) maintain all records and information, in its possession or control, in accordance with applicable Laws, in connection with the operation of the Holdings Credit Card Business including the Accounts and the Assigned Agreements (collectively, "Bank Required Information"), subject to the authority of the Office of the Comptroller of the Currency and all other applicable Governmental Authorities to inspect and/or copy such records and information upon reasonable notice;

             (f) provide to Holdings or to FDR, upon request by Holdings, and upon reasonable prior notice, such Bank Required Information (or reasonable access thereto) as shall be reasonably requested by Holdings in connection with the operation of the Holdings Credit Card Business;

             (g) not, without prior notice to and consultation with Holdings, amend, modify, waive or terminate any of the terms and conditions of the Credit Policy, the Initial Cardholder Agreements, the Additional Cardholder Agreements or the Assigned Agreements;

             (h) provide Holdings notice of any proceedings or investigations pending or, to the best knowledge of the Bank, threatened against the Bank before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of the Bank, would materially and adversely affect the performance by the Bank of its obligations under this Agreement, or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement;

             (i) remit to Holdings, upon request by Holdings, any excess funds in the Settlement Account relating to the Accounts; and

             (j) not originate any Credit Card accounts other than Additional Accounts using BIN numbers 432689 and 432690 and ICA numbers 544911 and 544912.

        5.2. Holdings. Holdings hereby covenants and agrees with the Bank that it shall:

             (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence as a limited liability company organized under the laws of the State of Delaware;

             (b) comply with all applicable Laws, rules, regulations, decrees and orders of Governmental Authorities as is necessary to perform its obligations under this Agreement;

             (c) comply with the terms and conditions of the Credit Policy and the terms and conditions of the Initial Cardholder Agreements and the Additional Cardholder Agreements with respect to each Origination or Acquisition and Credit Event;

             (d) maintain all records and information, in its possession or control, in accordance with applicable Laws, in connection with the operation of the Holdings Credit Card Business including the Accounts and the Assigned Agreements (collectively, "Holdings Required Information"), subject to the authority of the Office of the Comptroller of the Currency and all other applicable Governmental Authorities to inspect and/or copy such records and information upon reasonable notice;

             (e) provide to the Bank or to FDR, upon request by the Bank, and upon reasonable prior notice, such Holdings Required Information (or reasonable access thereto) as shall be reasonably requested by the Bank in connection with the operation of the Holdings Credit Card Business;

             (f) not take any action in violation of the terms and conditions of the Credit Policy and the Initial Cardholder Agreements and the Additional Cardholder Agreements with respect to each Origination or Acquisition and Credit Event;

             (g) not, without prior approval of the Bank, amend, modify, waive or terminate any of the terms and conditions of the Initial
Cardholder Agreements, the Additional Cardholder Agreements or the Assigned Agreements;

             (h) provide the Bank notice of any proceedings or investigations pending or, to the best knowledge of Holdings, threatened against Holdings before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of Holdings, would materially and adversely affect the performance by Holdings of its obligations under this Agreement, or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement;

             (i) remit to an account maintained by the Bank to pay costs and expenses to FDR (the "Settlement Account") sufficient funds to pay settlement charges owed to FDR by the Bank relating to the Accounts pursuant to the terms and conditions of the Clearing Bank Supplement, by such time as is necessary so as to enable the Bank to comply with the terms of the Clearing Bank Supplement;

             (j) remit to an account maintained by the Bank to pay costs and expenses to FDR all amounts owed to FDR by Holdings pursuant to the Master Services Agreement and relating to the Accounts; and

             (k) in connection with the Master Services Agreement, not direct FDR to take any action inconsistent with the terms of the Credit Policy or the Cardholder Agreements.


                                Article VI

                             Confidentiality

        Neither party shall use, or permit any of its Affiliates or any of its or its Affiliates' directors, officers, employees, agents, consultants or advisors to use, any data or information concerning the other, including, without limitation, any information made available to it in connection with its performance under this Agreement for any purpose which would be detrimental to the other. Each party shall hold, and shall cause its respective Affiliates and its directors, officers, employees, agents, consultants and advisors and those of its respective Affiliates to hold, in strict confidence, unless disclosure to a banking or other regulatory authority is necessary in connection with any necessary regulatory approval or unless compelled to disclose by judicial or administrative process or, in the written opinion of its counsel, by other requirement of Law or the applicable requirements of any Governmental Authority or relevant stock exchange, all non-public records, books, contracts, reports, instruments, computer data and other data and information (collectively, "Information") concerning the other (or, if required under a contract with a third party, such third party) furnished or made available to it by such Person or its representatives pursuant to this Agreement, except to the extent that such Information can be shown to have been (a) previously known by such party on a nonconfidential basis, (b) available to such party on a nonconfidential basis from a source other than the disclosing party, (c) in the public domain through no fault of such party or (d) later lawfully acquired from other sources by the party to which it was furnished, and no party shall release or disclose such Information to any other Person, except its auditors, attorneys, financial advisors, bankers, other consultants and advisors and, to the extent permitted above, to banking and other regulatory authorities. In the event that a party to this Agreement receives notice that it will be compelled to disclose any Information in connection with any necessary regulatory approval or by judicial or administrative process, such party shall provide the Person who provided such Information (the "Disclosing Party") with prompt prior written notice of such requirement so that the Disclosing Party may seek a protective order or other appropriate remedy and/or waive the terms of any confidentiality agreement by and among any of the parties. In the event that such protective order, other remedy or waiver is not obtained, only that portion of the Information which is legally required to be disclosed shall be so disclosed.


                               Article VII

                             Indemnification

        7.1. Indemnification Provisions for Benefit of the Bank.

             (a) It is the intent and purpose of this Agreement that except as explicitly hereinafter set forth, the Indemnified Bank Parties (as hereinafter defined) shall bear no risk in connection with the transactions contemplated hereby and by the other agreements referred to in clause (iii) below. Accordingly, Holdings shall indemnify and hold harmless the Bank and its Affiliates from and against any Adverse Consequences that any of the Bank on and following and its Affiliates (determined, in each case, assuming that Holdings is not is an Affiliate of the Bank following the date hereof) and their respective officers, employees, directors, representatives and agents (collectively, the "Indemnified Bank Parties") shall suffer or incur to the extent resulting from, arising out of or relating to: (i) any breach by Holdings of any of its representations or warranties contained in Section 4.2 hereof or any of its covenants contained herein, (ii) any breach by the Bank of its obligations under this Agreement, the Initial Cardholder Agreements, the Additional Cardholder Agreements or the Assigned Agreements, except to the extent caused by the gross negligence or willful misconduct of the Bank or any Indemnified Bank Party or (iii) this Agreement, the Accounts, the Initial Cardholder Agreements, the Additional Cardholder Agreements, the Assigned Agreements, the Receivables Purchase Agreement, the Master Services Agreement or the Clearing Bank Supplement (including, without limitation, resulting from, arising out of or relating to breaches, acts or omissions by any party (including the Bank) to any of the foregoing agreements), except to the extent caused by (y) the gross negligence or willful misconduct of the Bank or any Indemnified Bank Party or (z) the failure of the Bank to obtain all licenses, permits, franchises or authorizations from all Governmental Authorities necessary for the Bank to enter into and to perform its obligations under this Agreement.

             (b) Indemnification Provisions for Benefit of Holdings. The Bank shall indemnify and hold harmless Holdings and its Affiliates from and against any Adverse Consequences that Holdings and its Affiliates (determined, in each case, assuming that the Bank and its Subsidiaries are not Affiliates of Holdings) and their respective officers, employees, directors, members of its management committee, representatives and agents (collectively, the "Indemnified Holdings Parties" and, together with the Indemnified Bank Parties, the "Indemnified Parties") shall suffer resulting from, arising out of or relating to any breach by the Bank of any of its representations or warranties contained in Section 4.1 hereof (other than the second sentence of Section 4.1(b)), or any of its covenants contained herein, provided, however, indemnification for breach of covenants shall be provided only to the extent that such Adverse Consequences are caused by the gross negligence or willful misconduct of the Bank or any Indemnified Bank Party.

        7.2. Method of Asserting Claims. All claims for indemnification by any Indemnified Party under Section 7.1 will be asserted and resolved as follows:

             (a) In order for an Indemnified Party to be entitled to any indemnification provided or under Section 7.2 in respect of, arising out of or involving a claim or demand made by any Person not a party to this Agreement against the Indemnified Party (a "Third Party Claim"), the Indemnified Party must deliver a Claim Notice to the Indemnifying Party promptly after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such Claim Notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. The Indemnifying Party shall promptly mitigate any such prejudice to the extent possible.

             (b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party, which counsel must be reasonably satisfactory to the Indemnified Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, but shall continue to pay for any expenses of investigation or any Adverse Consequence suffered. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. If
(i) the Indemnifying Party shall not assume the defense of a Third Party Claim with counsel satisfactory to the Indemnified Party within five Business Days after delivery of any Claim Notice, or (ii) legal counsel for the Indemnified Party notifies the Indemnifying Party that there are or may be legal defenses available to the Indemnified Party or to other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, which, if the Indemnified Party and the Indemnifying Party were to be represented by the same counsel, would constitute a conflict of interest for such counsel or prejudice prosecution of the defenses available to such Indemnified Party, or (iii) if the Indemnifying Party shall assume the defense of a Third Party Claim and fail to diligently prosecute such defense, then in each such case the Indemnified Party, by notice to the Indemnifying Party, may employ its own counsel and control the defense of the Third Party Claim and the Indemnifying Party shall be liable for the reasonable fees, charges and disbursements of counsel employed by the Indemnified Party; and the Indemnified Party shall be promptly reimbursed for any such fees, charges and disbursements, as and when incurred. Whether the Indemnifying Party or the Indemnified Party controls the defense of any Third Party Claim, the parties hereto shall cooperate in the defense thereof. Such cooperation shall include the retention and provision to the counsel of the controlling party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall have the right to settle, compromise or discharge a Third Party Claim (other than any such Third Party Claim in which criminal conduct is alleged) without the Indemnified Party's consent if such settlement, compromise or discharge (i) constitutes a complete and unconditional discharge and release of the Indemnified Party, and (ii) provides for no relief other than the payment of monetary damages and such monetary damages are paid in full by the Indemnifying Party.

             (c) In the event any Indemnified Party should have a claim under Section 7.1 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. The Indemnifying Party shall promptly mitigate any such prejudice to the extent practicable. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Adverse Consequences in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 7.1 and the Indemnifying Party shall pay the amount of such Adverse Consequences to the Indemnified Party on demand. If the Indemnifying Party has delivered notice disputing its liability to the Indemnified Party (a "Dispute Notice") within the Dispute Period, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

             (d) Holdings obligations under Section 7.1(a) shall be secured by the guarantee of each of Bankmont, BKB and FA (and its Affiliates), severally, as evidenced by each such party's execution and delivery of a Guarantee Agreement, in the form attached hereto as Exhibit A.

             (e) Notwithstanding the termination of this Agreement, a claim for indemnity may be made under the provisions of this Article VII until the expiration of the applicable statute of limitations with respect to such claim.


                               Article VIII

                                 Payment

        8.1. Payment. The Bank shall pay a monthly fee equal to $1,000 for the rights it has been authorized to use pursuant to Section 2.1 hereof. Holdings shall pay a monthly fee equal to $1,000 for the Transferred Assets relating to Additional Accounts transferred to it pursuant to Section 3.2 hereof. All such fees shall be due and payable in arrears on or before the fifth (5th) Business Day of the next succeeding calendar month.

        8.2. Expenses. Holdings shall reimburse the Bank for all reasonable costs and expenses incurred by the Bank in connection with the performance of its obligations hereunder within ten (10) Business Days after receipt by Holdings from the Bank of an invoice therefor. Holdings shall be responsible for payment of all costs and expenses incurred by it hereunder. This Section 8.2 shall survive the termination of this Agreement.


                                Article IX

                              Miscellaneous

        9.1. Notices. All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid or if sent by overnight courier or sent by facsimile (answerback confirmed), as follows:

               If to the Bank:

               BankBoston (NH), National Association
               157 Main Street
               Nashua, New Hampshire 03060
               Attention:  Mr. James M. Cosman

               BankBoston Corporation
               100 Federal Street, 01-25-08
               Boston, Massachusetts  02110
               Attention:  Mr. Peter J. Manning

               and

               BankBoston Corporation
               100 Federal Street, 01-25-01
               Boston, Massachusetts  02110
               Attention:  Gary A. Spiess, Esq.

               with a copy sent contemporaneously to:

               Bingham Dana LLP
               150 Federal Street
               Boston, Massachusetts  02110
               Attention:  Norman J. Shachoy, Esq.

               If to Holdings:

               Partners First Holdings, LLC
               900 Elkridge Landing Road, Suite 300
               Linthicum, Maryland  21090
               Attention:  John R. Soderlund

               and

               Partners First Holdings, LLC
               900 Elkridge Landing Road, Suite 300
               Linthicum, Maryland  21090
               Attention:  Terence F. Browne, Esq.

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party. Any such communication shall be deemed to have been received (i) when delivered, if personally delivered, sent by nationally-recognized overnight courier or sent via facsimile or (ii) on the third Business Day following the date on which the piece of mail containing such communication is posted, if sent by registered mail.

        9.2. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) contains the entire understanding of the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Each of the parties hereto further acknowledges and agrees that, in entering into this Agreement, they have not in any way relied upon any oral or written agreements, statements, promises, information, arrangements, understandings, representations or warranties, express or implied, not specifically set forth in this Agreement.

        9.3. Remedies. Subject to the terms of this Agreement, the parties will be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement. In the event of any dispute involving the terms of this Agreement, the prevailing party shall be entitled to collect reasonable fees and expenses incurred by the prevailing party in connection with such dispute from the other parties to such dispute. Except for the remedies of specific performance and injunctive relief, the remedies provided by
Article VII hereof are the sole and exclusive remedies available to the parties under this Agreement.

        9.4. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to its conflict of laws rules.

        9.5. Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor the rights and obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other party hereto.

        9.6. No Implied Rights or Remedies. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person, except the parties hereto, any rights or remedies under or by reason of this Agreement.

        9.7. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        9.8. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

        9.9. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

        9.10. Consent to Jurisdiction. Each of the parties hereto agrees that any suit, action or proceeding instituted against such party under or in connection with this Agreement may be brought in a court of competent jurisdiction in the State of Delaware. By execution hereof, each party hereto irrevocably waives any objection to, and any right of immunity on the grounds of improper venue, the convenience of the forum, the personal jurisdiction of such courts or the execution of judgments resulting therefrom. Each party hereto irrevocably accepts and submits to the jurisdiction of such courts in any such action, suit or proceeding.

        9.11. Term. The term of this Agreement shall commence on the date hereof and continue until the earlier of (i) Holdings' election to terminate this Agreement by notice given at least sixty (60) days prior to such termination date; provided, however, that Holdings shall only exercise such right of termination if the Designated Agreements and all rights and obligations of the Bank hereunder shall be assigned to an organization with all power and authority necessary to hold the Designated Agreements and to perform the Bank's obligations hereunder,
(ii) [the Series 1998 I-1 Termination Date] and (iii) Holdings' or the Bank's election to terminate this Agreement or any portion thereof, if required by any Governmental Authority, by notice given at least ten (10) Business Days or such shorter period as may be otherwise required by such Governmental Authority prior to such termination. Upon any such termination of this Agreement, neither party shall have any further obligations under this Agreement, except (y) as provided in Article VII,
Section 3.4 or Section 8.2 hereof and (z) the Bank's obligations under
Section 2.2(a)(ii) and 5.1(i) and Holdings' obligations under Section 5.2(i) shall survive any termination of this Agreement pursuant to clause
(i) of the immediately preceding sentence (other than on account of action taken by any Governmental Authority) for a reasonable period of time after the applicable termination date in order to permit the Holdings or its designated transferee of the Designated Agreements to become a member of VISA(R) and MasterCard(R).

        9.12. Further Assurances. On and after the date hereof, each of the Bank and Holdings shall, at the sole cost and expense of Holdings, cooperate with the other in good faith to give effect to the terms hereof and execute, acknowledge and deliver all such acknowledgments, documents and other instruments; provide, subject to the requirements of applicable Laws and Article VI hereof, the other with all information relating to such party or the Accounts; and take such further action as the other party may reasonably request to enable such party to exercise its rights or perform its obligations under, or to fully and completely effectuate, the terms, conditions and intent of this Agreement.

        9.13. Force Majeure and Restricted Performance.

              (a) If performance by the Bank of any obligation under this Agreement or the Client Supplement is prevented, restricted, delayed or interfered with by reason of labor disputes, strikes, acts of God, floods, lightning, severe weather, shortages of materials, rationing, utility or communication failures, failure of MasterCard(R) or VISA(R) or their settlement (including interchange or settlement banks), failure or delay in receiving electronic data, earthquakes, war, revolution, civil commotion, acts of public enemies, blockade, embargo or any Law, or any other act or omission whatsoever other than by the gross negligence or wilful misconduct of the Bank, whether similar or dissimilar to those referred to in this clause, which is or are beyond the reasonable control of the Bank, the Bank shall provide written notice to Holdings identifying the cause of the prevention, restriction, delay or interference and the Bank shall be excused from the performance to the extent of the prevention, restriction, delay or interference, so long as the Bank is taking reasonable action to accomplish such performance as promptly as possible under the circumstances.

              (b) If performance by Holdings of any service or obligation under this Agreement is prevented, restricted, delayed or interfered with by reason of labor disputes, strikes, acts of God, floods, lightning, severe weather, shortages or materials, rationing, utility or communication failures, failure of MasterCard(R) or VISA(R) or their settlement (including Interchange or settlement), failure or delay in receiving electronic data, earthquakes, war, revolution, civil commotion, acts of public enemies, blockade, embargo, or any Law, or any other act or omission whatsoever, whether similar or dissimilar to those referred to in this clause, which is or are beyond the reasonable control of Holdings, Holdings shall be excused from the performance to the extent of the prevention, restriction, delay or interference, so long as it is taking reasonable actions to accomplish such performance as promptly as possible under the circumstances.

        9.14. Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

        9.15. WAIVER OF RIGHT TO JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHTS TO A TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF, THIS AGREEMENT OR THE VALIDITY, INTERPRETATION OR ENFORCEMENT HEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.


                        [Signature page to follow]


        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.


                                          BANKBOSTON (NH), NATIONAL
                                            ASSOCIATION


                                          By: /s/ William M. Parent
                                              ___________________________
                                              Name:  William M. Parent
                                              Title: Authorized Officer


                                          PARTNERS FIRST HOLDINGS, LLC


                                          By: /s/ John R. Soderlund
                                              ___________________________
                                              Name:  John R. Soderlund
                                              Title: President and Chief
                                                     Executive Officer